QuickLinks -- Click here to rapidly navigate through this document

Exhibit 1.1
Execution Version

6,656,814 Shares
 AMPHENOL CORPORATION

CLASS A COMMON STOCK

UNDERWRITING AGREEMENT

September 9, 2004

CITIGROUP GLOBAL MARKETS INC.
388 Greenwich Street, 33rd Floor
New York, NY 10013

Ladies and Gentlemen:

        Certain stockholders named in Schedule II hereto (the "Selling Stockholders") of Amphenol Corporation, a Delaware corporation (the "Company"), severally and not jointly, propose to sell to you (the "Underwriter") an aggregate of 6,656,814 shares of the Class A common stock, par value $.001 per share (the "Shares"). Each Selling Stockholder is selling the number of Shares set forth opposite such Selling Stockholder's name in Schedule II hereto. The shares of Class A common stock of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock."

        SECTION 1.    Registration Statement and Prospectus.    The Company has prepared and filed with the Securities and Exchange Commission (the "Commission"), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3 (No. 333-111687), including a prospectus relating to the Shares. The registration statement, at the time it became effective, including all financial schedules and exhibits thereto and documents incorporated therein by reference and including a registration statement (if any) filed pursuant to Rule 462(b) under the Act increasing the size of the offering registered under the Act and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 434 under the Act, is hereinafter referred to as the "Registration Statement"; and the prospectus (including any prospectus subject to completion taken together with any term sheet meeting the requirements of Rule 434(b) or Rule 434(a) under the Act) in the form first used to confirm sales of the Shares is hereinafter referred to as the "Basic Prospectus," except that if any revised prospectus shall be provided to the Underwriter by the Company for use in connection with the offering of the Shares as contemplated by Section 5 hereof which differs from the form of prospectus first used to confirm sales of the Shares, the term "Basic Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriter for such use. The Basic Prospectus, as supplemented by the prospectus supplement, dated September 9, 2004 (the "Prospectus Supplement"), relating to the Shares, in the form first used to confirm sales of the Shares, is hereinafter referred to as the "Prospectus." Any reference herein to the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Prospectus, and any reference to any amendment or supplement to any Prospectus shall be deemed to refer to and include any documents filed after the date of such Prospectus under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act"), and incorporated by reference in such Prospectus; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

        SECTION 2.    Agreements to Sell and Purchase.    On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) each Selling

Stockholder agrees, severally and not jointly, to sell the number of Shares set forth opposite such Selling Stockholder's name in Schedule II hereto and (ii) the Underwriter agrees to purchase from each Selling Stockholder, at a price per Share of $29.36 (the "Purchase Price"), the number of Shares set forth opposite the name of the Underwriter in Schedule I hereto.

        SECTION 3.    Terms of Public Offering.    The Company and the Selling Stockholders are advised by the Underwriter that the Underwriter proposes (i) to make a public offering of the Shares as soon as in the Underwriter's judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

        SECTION 4.    Delivery and Payment.    The Shares shall be represented by definitive certificates and shall be issued in such authorized denominations and registered in such names as Citigroup Global Markets Inc. shall request prior to the Closing Date. The Shares shall be delivered by or on behalf of the Selling Stockholders, with any transfer taxes thereon duly paid by the respective Selling Stockholders, to Citigroup Global Markets Inc. through the facilities of The Depository Trust Company ("DTC"), for the account of the Underwriter, against payment to an account or accounts designated by the Company for the account of the Selling Stockholders of the Purchase Price therefore by wire transfer of Federal or other funds immediately available in New York City. The certificates representing the Shares shall be made available for inspection not later than 9:30 A.M., New York City time, on September 13, 2004, at the office of DTC or its designated custodian (the "Designated Office"). The time and date of delivery and payment for the Shares shall be 9:00 A.M., New York City time, on September 14, 2004 or such other time on the same or such other date as the Underwriter and the Company shall agree in writing. The time and date of delivery for the Shares are hereinafter referred to as the "Closing Date."

        The documents to be delivered on the Closing Date on behalf of the parties hereto pursuant to Section 9 of this Agreement shall be delivered at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022 and the Shares shall be delivered at the Designated Office on the Closing Date.

        SECTION 5.    Agreements of the Company.    The Company agrees with the Underwriter:

          (a)    If necessary, to (i) file (A) an amendment to the Registration Statement, (B) a post-effective amendment to the Registration Statement pursuant to Rule 430A under the Act or (C) a new or additional registration statement pursuant to Rule 462(b) or (c) under the Act, in each case, as soon as practicable after the execution and delivery of this Agreement; (ii) provide evidence satisfactory to the Underwriter of such timely filing; and (iii) use its best efforts to cause the Registration Statement or such post-effective amendment to become effective at the earliest possible time.

          (b)    To comply fully and in a timely manner with the applicable provisions of Rule 424, Rule 430A and Rule 462 under the Act.

          (c)    To advise the Underwriter promptly and, if requested by the Underwriter, to confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment to it becomes effective, (ii) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension or qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, and (iv) of the happening of any event during the period referred to in paragraph (f) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading, or of the necessity to amend or supplement the Registration Statement or Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

          (d)    To furnish to the Underwriter, without charge, a signed copy of the Registration Statement as first filed with the Commission and each amendment to it, including all exhibits and documents incorporated therein by reference, and to furnish to the Underwriter such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as the Underwriter may reasonably request.

          (e)    Not to file any amendment or supplement to the Registration Statement, whether before or after the time when it becomes effective, to make any amendment or supplement to the Prospectus or to make any filing with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of which (i) the Underwriter shall not previously have been advised or (ii) to which the Underwriter shall reasonably object, unless the Company reasonably determines, based on the advice of counsel, that such filing is necessary to comply with all applicable rules and regulations.

          (f)    Promptly after the Registration Statement becomes effective, and from time to time thereafter for such period as a prospectus is required by law to be delivered in connection with sales by the Underwriter or a dealer, to furnish to the Underwriter as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as the Underwriter may reasonably request.

          (g)    If, during the period specified in paragraph (f), any event shall occur as a result of which it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading or if it is necessary to amend or supplement the Prospectus to comply with the Act or the Exchange Act, forthwith to (i)(A) prepare and file, subject to the provisions of paragraph (e) above, with the Commission an appropriate amendment or supplement to the Prospectus or (B) file under the Exchange Act a document to be incorporated by reference in the Prospectus, so that in either case, the statements in the Prospectus, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the Act and the Exchange Act, and (ii) furnish to the Underwriter, such number of copies of such documents as the Underwriter may reasonably request.

          (h)    Prior to any public offering of the Shares, (i) to cooperate with the Underwriter and counsel for the Underwriter in connection with the registration or qualification of the Shares for offer and sale by the Underwriter and by dealers under the state securities or Blue Sky laws of such jurisdictions of the United States as the Underwriter may request, (ii) to continue such registration or qualification in effect so long as required for distribution of the Shares and (iii) to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required to qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or taxation, other than as to matters and transactions relating to the offer and sale of the Shares, in any jurisdiction where it is not now so subject.

          (i)    Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees and taxes incident to (i) the preparation, printing, filing and distribution to the Underwriter of the Registration Statement (including financial statements and exhibits), all amendments and supplements thereto prior to or during the period specified in paragraph (f); (ii) the printing and delivery to the Underwriter of the Prospectus and all amendments or supplements to it during the period specified in paragraph (f); (iii) the transfer and delivery of the Shares to the Underwriter, including any transfer or other taxes payable thereon; (iv) the printing and delivery of this Agreement and the preliminary and final blue sky memoranda (including in each case any disbursements of counsel for the Underwriter relating to such printing and delivery); (v) the registration with the Commission of the Shares; (vi) the registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states and any foreign jurisdiction (including in each case reasonable fees and disbursements of counsel for the Underwriter relating to such registration or qualification and memoranda relating thereto); (vii) filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. ("NASD") in connection with the offering of the Shares; (viii) furnishing such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Shares by the Underwriter; (ix) fees, disbursements and expenses of the Company's counsel, the Company's accountants and any Selling Stockholder's counsel (in addition to the Company's counsel); (x) printing certificates representing the Shares; (xi) the costs and charges of any transfer agent, registrar and/or depositary; and (xii) all other reasonable costs and expenses incident to the performance by the Company and the Selling Stockholders of their other obligations under this Agreement (other than each parties' respective share of the costs and expenses incurred in connection with the roadshow, if any; provided that the Underwriter shall pay or cause to be paid the costs and expenses of private air travel for the Company's officers and employees in connection with attending or hosting meetings with prospective purchasers of the Shares, if any).

          (j)    If the Registration Statement at the time of the effectiveness of this Agreement does not cover all of the Shares, to file a Rule 462(b) Registration Statement with the Commission registering the Shares not so covered in compliance with Rule 462(b) by 10:00 P.M., New York City time, on the date of this Agreement and to pay to the Commission the filing fee for such Rule 462(b) Registration Statement at the time of the filing thereof or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

        SECTION 6.    Representations and Warranties.    The Company represents and warrants to the Underwriter that:

          (a)    The Registration Statement has become effective (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement).

          (b)    The Company (i) either (a) has filed with the Commission prior to the effectiveness of the Registration Statement, a further amendment thereto, including therein a final prospectus, or (b) will file with the Commission after the effectiveness of such Registration Statement, a final prospectus in accordance with Rules 430A and 424(b) under the Act, (ii) may file with the Commission after the effectiveness of such Registration Statement, a post-effective amendment thereto or a new or additional registration statement in accordance with Rule 462 under the Act; any required filing of the Prospectus, or any supplement thereto, pursuant to Rule 424(b) under the Act has been or will be made in the manner and within the time period required thereunder and (iii) has filed or will file any required filing of a post-effective amendment under Rule 430A of the Act or any new or additional registration statement pursuant to Rule 462 under the Act that has been or will be made in the manner and within the time period required thereunder. No stop order suspending or preventing the use of the Registration Statement or the Prospectus, or any amendment or supplement thereto, has been issued and no proceedings for such purpose are, to the knowledge of the Company, pending before or threatened by the Commission.

          (c)    (i) The documents incorporated by reference in the Registration Statement, when they became effective or were filed with the Commission, as the case may be, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the documents incorporated by reference in the Registration Statement, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act; (iii) any further documents so filed and incorporated by reference in the Registration Statement or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Exchange Act; and (iv) any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that the representations and warranties set forth in this paragraph (c) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to the Underwriter furnished by the Underwriter expressly for use therein.

          (d)    (i) The Registration Statement, in the form in which it became or becomes effective, did not or will not contain and the Registration Statement, as amended or supplemented, if applicable, will not contain, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (d) do not apply to statements or omissions in the Registration Statement or the Prospectus, or any amendment or supplement thereto, based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein.

          (e)    Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, and each Registration Statement filed pursuant to Rule 462(b) under the Act, if any, complied when so filed in all material respects with the Act; and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (e) do not apply to statements or omissions in any preliminary prospectus, or any amendment or supplement thereto, based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly through the Underwriter for use therein.

          (f)    Each of the Company and its Subsidiaries (as defined below) organized under the laws of the United States, any state thereof or the District of Columbia (the "Domestic Subsidiaries") has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, except where the failure to be duly incorporated or validly existing or to have such power and authority would not have a Material Adverse Effect (as defined below). The Company is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where to failure to be so qualified would not have a material adverse effect on the business, condition (financial or otherwise), results of operations or properties of the Company and its Subsidiaries, taken as a whole (each, a "Material AdverseEffect").

          (g)    Each Subsidiary of the Company that is not a Domestic Subsidiary and would constitute a "significant subsidiary" (as defined in Section 1-02 of Regulation S-X of the Commission) has been duly incorporated (or the equivalent thereof), is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties. The term "Subsidiary" means each person with at least nominal assets of which a majority of the voting equity securities or other interests is owned, directly or indirectly, by the Company as of the Closing Date, such persons being referred to collectively as the "Subsidiaries."

          (h)    Each of the Domestic Subsidiaries is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

          (i)    Each Subsidiary of the Company that is not a Domestic Subsidiary and would constitute a "significant subsidiary" (as defined in Section 1-02 of Regulation S-X of the Commission) is duly qualified and is in good standing (or the equivalent thereof) as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

          (j)    There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens granted or issued by the Company or any of its Subsidiaries relating to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of the Company or any of its Subsidiaries, except as otherwise disclosed in the Registration Statement.

          (k)    All the outstanding shares of Common Stock of the Company (including the Shares) have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights.

          (l)    All of the outstanding shares of capital stock of, or other ownership interests in, each of the Company's Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and, except with respect to the shares of capital stock of the Subsidiaries listed on Schedule III hereto, are owned by the Company or a Subsidiary of the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature, except for nominal shares held pursuant to the requirements of local law, and except as described in the Prospectus; there are no outstanding rights, warrants or options to acquire, or securities convertible into or exchangeable for, any shares of capital stock or other equity interest in any of the Company's Subsidiaries.

          (m)    The Company has the authorized, issued and outstanding number of Common Stock as of September 8, 2004 as set forth in the Prospectus under the heading "Description of Capital Stock."

          (n)    The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus.

          (o)    This Agreement has been duly authorized, executed and delivered by the Company.

          (p)    Neither the Company nor any of its Subsidiaries is (i) in violation of its respective charter or by-laws, (ii) in default in any respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument, to which the Company or any of its Subsidiaries is a party or by which it or any of its Subsidiaries or their respective property is bound or (iii) in violation of any law, statute, rule, regulation, judgment or court decree applicable to the Company or any of its Subsidiaries, except, in the case of clauses (ii) and (iii), for defaults or violations that, individually or in the aggregate, would not have a Material Adverse Effect or a material adverse effect on the ability of the Selling Stockholders and the Underwriter to consummate the offering of the Shares.

          (q)    The execution, delivery and performance of this Agreement by the Company and the compliance by the Company with all the provisions hereof will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the certificate of incorporation or by-laws of the Company or any of its Subsidiaries, (ii) any of the terms, conditions or provisions of any document, agreement, indenture or other instrument to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or their respective properties are bound, or (iii) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the Company, any of its Subsidiaries or their respective properties except, in the case of (ii) and (iii), for such conflicts, defaults or violations that would not have a Material Adverse Effect. No consent, approval, waiver, license or authorization or other action by or filing with any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement, except under the Act and the state or foreign securities or blue sky laws or except as shall have been obtained or made on or prior to the Closing Date.

          (r)    The statistical and market-related data included in the Prospectus or incorporated therein by reference are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

          (s)    Except as otherwise set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any of their respective property is the subject that are required to be described in the Registration Statement or Prospectus, and to the best of the Company's knowledge, no such proceedings are threatened. No contract or other document of a character required to be filed as an exhibit to the Registration Statement is not so filed as required.

          (t)    (i) The Company and each of its Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any applicable foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, as are necessary to own, lease and operate its respective properties and to conduct its business in the manner it is currently being conducted; (ii) neither the Company nor any of its Subsidiaries has received notice of any proceedings relating to the revocation or termination of any such permits; except, in the case of clauses (i) and (ii), where failure to have such permits, or the revocation or termination of any such permits would not, individually or in the aggregate, result in a Material Adverse Effect.

          (u)    The Company and each of its Subsidiaries has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions to all property and assets described in the Registration Statement as being owned by it except for any such liens (i) for taxes not yet due and payable or for taxes being contested in good faith for which adequate reserves, in accordance with generally accepted accounting principles, have been taken or (ii) as would not, individually or in the aggregate, have a Material Adverse Effect.

          (v)    The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (w)    Except as pursuant to (i) the Registration Rights Agreement, dated as of May 19, 1997, by and among the Company and the persons signatory thereto and (ii) each Management Stockholder's Agreement by and between the Company and the management stockholder named on the face thereof, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

          (x)    Except those the effect of which would not be reasonably likely to result in a Material Adverse Effect, (i) the Company and/or its Subsidiaries owns all rights to or has the right to use the designs embodying all of the patents, trademarks, service marks, trade names, copyrights, licenses and rights presently used by them in the conduct of the Company's business (collectively, the "Company Intellectual Property"), (ii) the Company and/or any of its Subsidiaries has not received notice or is otherwise aware of any conflict with the rights or infringement of any patent, trademark, service marks, trade name, copyright, trade secret or other intellectual property rights of others, (iii) to the best of the Company's knowledge, there is no pending or threatened action, suit, proceeding or claim by others against the Company and/or its Subsidiaries challenging the validity or scope of, or the rights of the Company or its Subsidiaries to, any Company Intellectual Property and (iv) to the best of the Company's knowledge, no third-party is infringing on the Company Intellectual Property.

          (y)    Deloitte & Touche LLP are independent public accountants with respect to the Company as required by the Act.

          (z)    The financial statements, together with related schedules and notes forming part of the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and its Subsidiaries.

          (aa)    Except as set forth in or contemplated by the Registration Statement and the Prospectus, subsequent to the respective dates as of which information is given therein and up to and including the Closing Date, (i) none of the Company or any of its Subsidiaries has entered into any transactions that are material to the Company and its Subsidiaries, taken as a whole, outside of the ordinary course of business, (ii) there has not been any material adverse change in the business, condition (financial or otherwise), results of operations or properties of the Company and its Subsidiaries, taken as a whole (each, a "Material Adverse Change") and (iii) there has not been any issuance of options or warrants to purchase capital stock of the Company or any of its Subsidiaries (other than options or warrants granted pursuant to the Company's existing stock option plan or similar benefit plan), or any payment of or declaration to pay any dividends or other distribution with respect to the capital stock of the Company.

          (bb)    Except as disclosed in the Prospectus (including with respect to this Agreement), neither the Company nor any Subsidiary is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or any Subsidiary or the Underwriter for a brokerage commission, finder's fee or like payment in connection with the offering of the Shares.

        (cc) Except as pursuant to (i) the Registration Rights Agreement, dated as of May 19, 1997, by and among the Company and the persons signatory thereto and (ii) each Management Stockholder's Agreement by and between the Company and the management stockholder named on the face thereof, there are no parties, other than the Selling Stockholders, that have rights to register any securities of the Company.

        (dd) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

        (ee) No labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or, to the Company's knowledge, is threatened, and the Company is not aware of any existing labor dispute by the employees of any of its or its Subsidiaries' principal suppliers, contractors or customers, that could have a Material Adverse Effect.

        (ff)  The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged.

        (gg) The Company maintains disclosure controls and procedures (as defined as Rule 13a-14 of the Exchange Act) designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported in accordance with the Exchange Act and the rules and regulations thereunder. The Company has carried out evaluations, under the supervision and with the participation of the Company's management, of the effectiveness of the design and operation of the Company's disclosure controls and procedures in accordance with Rule 13a-15 of the Exchange Act.

        (hh) Except as disclosed in the Prospectus, and except for such matters as would not, individually or in the aggregate, either reasonably likely result in a Material Adverse Effect or require disclosure under the Act or the Exchange Act in the Prospectus, the Company and each of its Subsidiaries (1) are conducting and have conducted their businesses, operations and facilities in compliance with Environmental Laws (as defined below); (2) possess, and are in compliance with, any and all permits, licenses or registrations required under Environmental Law ("Environmental Permits"); (3) will not require material expenditures to maintain such compliance with any existing or pending Environmental Law or their Environmental Permits or to remediate, clean up, abate or remove any Hazardous Substance (as defined below); and (4) are not subject to any pending or, to the knowledge of the Company and each of its Subsidiaries, threatened claim or other legal proceeding under any Environmental Laws against the Company or its Subsidiaries, and have not been named as a "potentially responsible party" or received a notice of violation under or pursuant to any Environmental Law. As used in this paragraph, "Environmental Laws" means any and all applicable federal, state, local, and foreign laws, ordinances, regulations and common law, or any administrative or judicial order, consent, decree or judgment thereof, relating to pollution or the protection of human health (to the extent relating to exposure to Hazardous Substances) or the environment, including, without limitation, those related to (i) emissions, discharges, releases or threatened releases of, or exposure to, Hazardous Substances, (ii) the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, or (iii) the investigation, remediation or cleanup of any Hazardous Substances. As used in this paragraph, "Hazardous Substances" means pollutants, contaminants or hazardous, dangerous, toxic, biohazardous or infectious substances, materials or wastes, or any other chemical substance regulated under Environmental Laws.

        SECTION 7.    Representations and Warranties of the Selling Stockholders.    Each Selling Stockholder represents and warrants to the Underwriter that:

        (a)   Such Selling Stockholder is the lawful owner of the Shares to be sold by such Selling Stockholder pursuant to this Agreement and has, and on the Closing Date will have, good and clear title to such Shares, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

        (b)   The Shares to be sold by such Selling Stockholder have been duly authorized and validly issued and are fully paid, non-assessable and were not issued in violation of any preemptive or similar rights.

        (c)   Such Selling Stockholder has, and on the Closing Date will have, full legal right, power and authority, and all authorization and approval required by law, to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder in the manner provided herein and therein.

        (d)   This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

        (e)   [reserved].

        (f)    [reserved].

        (g)   Upon delivery of and payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, and, assuming that the Underwriter acquires its interest in the Shares it has purchased from such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code ("UCC")), the Underwriter who purchased such Shares delivered on the Closing Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and who had such Shares credited to the securities account or accounts of the Underwriter maintained with The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Shares purchased by the Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against the Underwriter with respect to the Shares.

        (h)   The execution, delivery and performance of this Agreement the compliance by such Selling Stockholder with all the provisions hereof and the consummation of the transactions contemplated hereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or blue sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the organizational documents of such Selling Stockholder or any indenture, loan agreement, mortgage, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any property of such Selling Stockholder is bound and which is material to the business of such Selling Stockholder or (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over such Selling Stockholder or any property of such Selling Stockholder.

        (i)    The information in the Registration Statement under the caption "Selling Stockholder" that specifically relates to such Selling Stockholder does not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (j)    At any time during the period described in Section 5(f), if there is any change in the information referred to in Section 7(i), such Selling Stockholder will immediately notify the Underwriter of such change.

        (k)   Each certificate signed by or on behalf of such Selling Stockholder and delivered to the Underwriter or counsel for the Underwriter shall be deemed to be a representation and warranty by such Selling Stockholder to the Underwriter as to the matters covered thereby.

        (l)    Such Selling Stockholder is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        (m)  Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

        SECTION 8.    Indemnification.

        (a)   The Company agrees to indemnify and hold harmless the Underwriter, its directors, its officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriter furnished in writing to the Company by the Underwriter expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of the Underwriter who failed to deliver a Prospectus, as then amended or supplemented, (so long as the Prospectus and any amendment or supplement thereto was provided by the Company to the Underwriter in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages, liabilities or judgments caused by any untrue statement or alleged untrue statement of a material fact contained in such preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in the Prospectus, as so amended or supplemented, and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person.

        (b)   Each of the Selling Stockholders agrees, severally and not jointly, to indemnify and hold harmless the Underwriter, its directors, its officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus. Notwithstanding the foregoing, the aggregate liability of any Selling Stockholder pursuant to the provisions of this paragraph shall be limited to an amount equal to the total proceeds (before deducting underwriting discounts and commissions and expenses) received by such Selling Stockholder from the Underwriter for the sale of the Shares sold by such Selling Stockholder hereunder; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of the Underwriter who failed to deliver a Prospectus, as then amended or supplemented, (so long as the Prospectus and any amendment or supplement thereto was provided by the Company to the Underwriter in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages, liabilities or judgments caused by any untrue statement or alleged untrue statement of a material fact contained in such preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in the Prospectus, as so amended or supplemented, and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person.

        (c)   The Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each Selling Stockholder and each person, if any, who controls such Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to information relating to the Underwriter furnished in writing by or on behalf of the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

        (d)   In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a), 8(b) or 8(c) (the "indemnified party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(c), or pursuant to both Sections 8(b) and 8(c), the Underwriter shall not be required to assume the defense of such action pursuant to this Section 8(d), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Underwriter). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for (i) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the Underwriter, its officers and directors and all persons, if any, who control the Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and all persons, if any, who control the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the

Underwriter, its officers and directors and such control persons of the Underwriter, such firm shall be designated in writing by the Underwriter. In the case of any such separate firm for the Company and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of any Selling Stockholders, such firm shall be designated in writing by the Selling Stockholders. The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have (a) failed to comply with such reimbursement request or (b) contested, in good faith, such fees and expenses of counsel. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

        (e)   To the extent the indemnification provided for in this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company or the Selling Stockholders on the one hand and the Underwriter on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company or the Selling Stockholders on the one hand and the Underwriter on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company or the Selling Stockholders on the one hand and the Underwriter on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses but after deducting underwriting discounts and commissions) received by the Company or the Selling Stockholders, and the total underwriting discounts and commissions received by the Underwriter, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company or the Selling Stockholders on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriter on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company, the Selling Stockholders and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriter were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, (i) the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the proceeds received by such Selling Stockholder from the sale of its Shares exceeds the amount of any damages that such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Selling Stockholders obligations to contribute pursuant to this Section 8(e) are several in proportion to the respective number of Shares sold by each Selling Stockholder hereunder and not joint.

        (f)    [reserved].

        SECTION 9.    Conditions of the Underwriter's Obligations.    The obligations of the Underwriter to purchase the Shares on the Closing Date are subject to the satisfaction of each of the following conditions:

        (a)   All of the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date, with the same force and effect as if made on and as of the Closing Date. The Company shall have performed or complied in all material respects with all of the agreements herein contained and required to be performed or complied with by the Company on or prior to the Closing Date.

        (b)   (i) The Registration Statement shall have become effective (or if (i) a post-effective amendment thereto (including any such amendment required to be filed pursuant to Rule 430A under the Act) or (ii) a new or additional registration statement pursuant to Rule 462 under the Act has been filed, such post-effective amendment or new or additional registration statement (as applicable) shall have become effective) not later than the opening of business on the first full business day next following the date of this Agreement or at such later date and time as the Underwriter may approve in writing, (ii) at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission and every comment by or request for additional information on the part of the Commission or any securities commission or regulatory authority of the several states or any foreign jurisdiction shall have been responded to or complied with in all material respects and (iii) no stop order suspending the sale of the Shares shall have been issued and no proceeding for that purpose shall have been commenced and be pending before any securities regulators, and the Company shall not have received notice of the contemplation of any such issuance by any such securities regulator, in each case set forth in this clause (iii) that, in the Underwriter's opinion, would materially adversely affect the offering of the Shares.

        (c)   Subsequent to the effective date of this Agreement, except as set forth in or contemplated by the Registration Statement and the Prospectus, (i) there shall not have been any Material Adverse Change, or any development involving a prospective Material Adverse Change, whether or not arising in the ordinary course of business of the Company, (ii) there shall not have been any change, or any development involving a prospective material adverse change, in the capital stock or in the long-term debt of the Company or any of its Subsidiaries (other than as a result of borrowings (revolving or other) for working capital incurred in the ordinary course of business) and (iii) neither the Company nor any of its Subsidiaries shall have incurred any liability or obligation, direct or contingent, which is material to the Company and its Subsidiaries, taken as a whole and which has materially changed the financial position of the Company and its Subsidiaries, taken as a whole.

        (d)   On the Closing Date, the Underwriter shall have received a certificate dated the Closing Date, signed by Mr. Martin H. Loeffler and Mr. Edward G. Jepsen, in their capacities as (A) the President and Chief Executive Officer and (B) Executive Vice President and Chief Financial Officer of the Company, respectively, confirming the matters set forth in paragraphs (a), (b), and (c)(i) of this Section 9 and that the Company has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by the Company on or prior to the Closing Date.

        (e)   All the representations and warranties of each Selling Stockholder contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date, and the Underwriter shall have received on the Closing Date a certificate dated the Closing Date from each Selling Stockholder to such effect and to the effect that such Selling Stockholder has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by such Selling Stockholder on or prior to the Closing Date.

        (f)    The Underwriter shall have received on the Closing Date an opinion and negative assurance letter (each, in form and substance reasonably satisfactory to the Underwriter), dated the Closing Date, of Simpson Thacher & Bartlett LLP, special counsel for the Company and the Selling Stockholders. The opinion and negative assurance letter of Simpson Thacher & Bartlett LLP shall be rendered to the Underwriter at the request of the Company and the Selling Stockholders and so state therein.

        (g)   The Underwriter shall have received on the Closing Date an opinion (in form and substance reasonably satisfactory to the Underwriter), dated the Closing Date, of Edward C. Wetmore, counsel for the Company, with respect to the Company and its Subsidiaries. The opinion of Edward C. Wetmore shall be rendered to the Underwriter at the request of the Company and shall so state therein.

        (h)   The Underwriter shall have received on the Closing Date one or more opinions, dated the Closing Date, of Latham & Watkins LLP, counsel for the Underwriter, in form and substance reasonably satisfactory to the Underwriter.

        (i)    The Underwriter shall have received letters, dated the date of this Agreement and the Closing Date, in form and substance reasonably satisfactory to the Underwriter, from Deloitte & Touche LLP, independent public accountants, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus and/or incorporated therein by reference.

        (j)    [reserved].

        (k)   The Shares shall have been duly listed on the NYSE.

        (l)    The Underwriter shall have received on the Closing Date, a certificate of each Selling Stockholder who is not a U.S. Person (as defined under the Internal Revenue Code of 1986, as amended (the "Code") to the effect that such Selling Stockholder is not a U.S. Person, which certificate may be in the form of a properly completed and executed Internal Revenue Service ("IRS") Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

        (m)  The Underwriter shall have received from each Selling Stockholder who is a U.S. Person (as defined under the Code) on the Closing Date, a properly completed and executed IRS Form W-9 (or other applicable form or statement specified by IRS regulations in lieu thereof).

        (n)   Subsequent to the effective date of this Agreement, there shall not have been any decrease in the rating of the Company's existing bank credit facility by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

        (o)   Latham & Watkins LLP shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 9.

        All opinions, certificates, letters and other documents required by this Section 9 to be delivered by the Company will be in compliance with the provisions hereof if and only if they are reasonably satisfactory in form and substance to the Underwriter. The Company will furnish the Underwriter with such conformed copies of such opinions, certificates, letters and other documents as the Underwriter or its counsel shall reasonably request.

        SECTION 10.    Effective Date of Agreement and Termination.    This Agreement shall become effective upon the later of (i) execution of this Agreement, (ii) when notification of the effectiveness of the Registration Statement has been released by the Commission and (iii) if a post-effective amendment to the Registration Statement has been filed (including any post-effective amendment required to be filed pursuant to Rule 430A) or a new or additional registration statement has been filed (including any new or additional registration statement required to be filed pursuant to Rule 462 under the Act), the effectiveness of such post-effective amendment or new or additional registration statement. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company or the Selling Stockholders by notifying the Underwriter or by the Underwriter by notifying the Company and the Selling Stockholders.

        This Agreement may be terminated at any time after it becomes effective and prior to the Closing Date by the Underwriter by written notice to the Company and the Selling Stockholders if any of the following has occurred: (i) any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other national or international calamity or crisis or change in the economic conditions or in the financial markets of the United States or elsewhere that, in each case, in the Underwriter's judgment, is material and adverse and would, in the Underwriter's judgment, make it impracticable or inadvisable to market the Shares on the terms and in the manner contemplated in the Prospectus or to deliver the Shares, (ii) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required by any such exchange, the Nasdaq National Market, by such system or order of the Commission, the NASD or any other governmental authority, (iii) the suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (iv) the declaration of a banking moratorium by either federal or New York State authorities or (v) a material disruption in commercial banking or securities settlement or clearance services in the United States.

        SECTION 11.    Agreements of the Selling Stockholders.    Each Selling Stockholder agrees with the Underwriter and the Company:

        (a)   To pay or to cause to be paid all transfer taxes payable in connection with the transfer of the Shares to be sold by such Selling Stockholder to the Underwriter.

        (b)   To do and perform all things to be done and performed by such Selling Stockholder under this Agreement prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Shares to be sold by such Selling Stockholder pursuant to this Agreement.

        SECTION 12.    Miscellaneous.    Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, to Amphenol Corporation, 358 Hall Avenue, Wallingford,

Connecticut, 06492-7530, Attention: President, (b) if to any Selling Stockholder, to Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, New York, New York 10019, Attention: Scott C. Nuttall, and (c) if to the Underwriter, to Citigroup Global Markets Inc., 388 Greenwich Street, 33rd Floor, New York, NY 10013, Attention: Jeanne Campanelli, or in any case to such other address as the person to be notified may have requested in writing.

        The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the Underwriter set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, the Company, the officers or directors of the Company, any controlling person of the Company, any Selling Stockholder or any person controlling such Selling Stockholder, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

        If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company or any of the Selling Stockholders to comply with the terms hereof or to fulfill any of the conditions set forth in Section 9 of this Agreement, other than by reason of a default under this Agreement by the Underwriter, the Company and the Selling Stockholders agree to reimburse the Underwriter upon demand accompanied by reasonable supporting documentation for all out-of-pocket expenses (including the reasonable fees and disbursements of counsel) reasonably incurred by them in connection with the matters contemplated by this Agreement.

        Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Selling Stockholders, the Underwriter, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from the Underwriter merely because of such purchase.

        This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Company and the Selling Stockholders and, to the extent provided in Section 8 hereof and the preceding paragraph, the officers and directors of the Company and the Underwriter and each person who controls the Company, any Selling Stockholder or the Underwriter, and its respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.

        As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

        THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.

[Signature page follows]

        Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the Underwriter.

Very truly yours,
AMPHENOL CORPORATION
By:	/s/ EDWARD C. WETMORE Name: Edward C. Wetmore Title: Vice President, Secretary and General Counsel
THE SELLING STOCKHOLDERS:
KKR 1996 FUND L.P.
By:	KKR ASSOCIATES 1996, L.P., its General Partner
By:	KKR 1996 GP L.L.C., its General Partner
By:	/s/ PERRY GOLKIN Name: Perry Golkin Title: Member
NXS ASSOCIATES, L.P.
By:	KKR ASSOCIATES (NXS) L.P., its General Partner
By:	KKR-NXS L.L.C., its General Partner
By:	/s/ PERRY GOLKIN Name: Perry Golkin Title: Member
KKR PARTNERS II, L.P.
By:	KKR ASSOCIATES, its General Partner
By:	/s/ PERRY GOLKIN Name: Perry Golkin Title: Member
CITIGROUP GLOBAL MARKETS INC.
By:	/s/ MATTHEW C. ALLARD Name: Matthew C. Allard Title: Vice-President

SCHEDULE I

Underwriter	Number of Shares to be Purchased
Citigroup Global Markets Inc.	6,656,814

6,656,814

I-1

SCHEDULE II

Selling Stockholder	Number of Shares Being Sold
KKR 1996 FUND L.P.	5,547,914
NXS ASSOCIATES, L.P.	1,057,918
KKR PARTNERS II, L.P.	50,982

Total	6,656,814

II-1

SCHEDULE III

        Amphenol-Daeshin Electronics and Precision Co., Ltd.

        Amphenol-Kai Jack, Inc.

        Changzhou Amphenol Fuyang Communication Equipment Company Limited

        Guangzhou Amphenol Electronics Communication Co., Ltd.

        Korea Air Electronic Co., Ltd.

III-1

EXHIBIT A

Form of Opinion of Simpson Thacher & Bartlett LLP

        September 14, 2004

CITIGROUP GLOBAL MARKETS INC.
388 Greenwich Street, 33rd Floor
New York, NY 10013

Ladies and Gentlemen:

        We have acted as counsel to Amphenol Corporation, a Delaware corporation (the "Company"), and the Selling Stockholders (as defined below) in connection with the purchase by you of an aggregate of 6,656,814 shares of Class A Common Stock, par value $.001 per share (the "Shares"), of the Company from certain selling stockholders of the Company (the "Selling Stockholders") named in Schedule II to the Underwriting Agreement (as defined below), pursuant to the Underwriting Agreement among you, the Company and the Selling Stockholders dated September 9, 2004 (the "Underwriting Agreement").

        We have examined the Registration Statement on Form S-3 (File No. 333-111687) (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"), as it became effective under the Securities Act; the Company's prospectus, dated February 12, 2004, as supplemented by the prospectus supplement, dated September 9, 2004 (the "Prospectus"), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Securities and Exchange Commission (the "Commission") under the Securities Act, which pursuant to Form S-3 incorporates by reference the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2003, the Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2004 and June 30, 2004, Current Reports on Form 8-K filed on February 24, 2004, September 9, 2004 and September 10, 2004 (collectively, the "Exchange Act Documents"), each as filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and the Underwriting Agreement; relating to the Shares to be sold to the Underwriter, as named in Schedule I to the Underwriting Agreement (the "Underwriter"), by such Selling Stockholders. We also have examined a specimen certificate representing the Class A Common Stock of the Company. In addition, we have examined, and have relied as to matters of fact upon, the documents delivered to you at the closing and upon originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and of the Selling Stockholders and have made such other investigations, as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

        In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. In addition, in connection with our opinion set forth in paragraph 4 below, we have assumed that (i) The Depository Trust Company ("DTC") is a "securities intermediary" as defined in Section 8-102 of the Uniform Commercial Code as in effect in the State of New York (the "New York UCC"), and the State of New York is the "securities intermediary's jurisdiction" of DTC for purposes of Section 8-110 of the New York UCC, (ii) the Shares are registered in the name of DTC or its nominee, and DTC or another person on behalf of DTC maintains possession of certificates representing the Shares, (iii) DTC indicates by book entries on its books that security entitlements with respect to the Shares have been credited to the

Underwriter's securities accounts and (iv) the Underwriter is purchasing the Shares without notice of any adverse claim (within the meaning of the New York UCC).

        Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

        1.     The Company has been duly incorporated and is validly existing and in good standing as a corporation under the law of the State of Delaware and has full corporate power and authority to conduct its business as described in the Registration Statement and Prospectus.

        2.     All of the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

        3.     Each Selling Stockholder that is a Delaware limited partnership has full partnership power, right and authority to sell such Shares.

        4.     Upon the payment and transfer contemplated by the Underwriting Agreement, the Underwriter will acquire a security entitlement with respect to the Shares and no action based on an adverse claim may be asserted against the Underwriter.

        5.     The statements made in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute summaries of the terms of the Company's Class A Common Stock (including the Shares), constitute accurate summaries of the terms of such Class A Common Stock in all material respects.

        6.     The Underwriting Agreement has been duly authorized, executed and delivered by the Company and by or on behalf of each Selling Stockholder that is a Delaware limited partnership.

        7.     The compliance by the Company with all of the provisions of the Underwriting Agreement will not breach or result in a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed or incorporated by reference as an exhibit to the Registration Statement and which the Company has represented lists all material agreements and instruments to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action violate the Restated Certificate of Incorporation or By-laws of the Company or any federal or New York statute or the Delaware General Corporation Law or any rule or regulation that has been issued pursuant to any federal or New York statute or the Delaware General Corporation Law or any order known to us issued pursuant to any federal or New York statute or the Delaware General Corporation Law by any court or governmental agency or body or court having jurisdiction over the Company or any of its subsidiaries or any of their properties.

        8.     No consent, approval, authorization, order, registration or qualification of or with any federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law or, to our knowledge, any federal or New York court or any Delaware court acting pursuant to the Delaware General Corporation Law is required for the compliance by the Company with all of the provisions of the Underwriting Agreement, except for the registration under the Securities Act and the Exchange Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter.

        9.     The sale of the Shares by KKR 1996 Fund L.P., NXS Associates L.P. and KKR Partners II L.P., each of which is a Delaware limited partnership (the "KKR Limited Partnerships"), and the compliance by the KKR Limited Partnerships with all of the provisions of the Underwriting Agreement will not breach or result in a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument identified on the annexed schedule furnished to us by the KKR Limited Partnerships and which each KKR Limited Partnership has represented lists all material agreements and instruments to which such KKR Limited Partnership is a party or by which such KKR Limited Partnership is bound or to which any of the property or assets of such KKR Limited Partnership is subject, nor will such action violate the Partnership Agreement of any KKR Limited Partnership or any federal or New York statute or the Delaware Revised Uniform Limited Partnership Act or any rule or regulation that has been issued pursuant to any federal or New York statute or the Delaware Revised Uniform Limited Partnership Act or any order known to us issued pursuant to any federal or New York statute or the Delaware Revised Uniform Limited Partnership Act by any court or governmental agency or body having jurisdiction over any KKR Limited Partnership or any of its properties.

        10.   No consent, approval, authorization, order, registration or qualification of or with any federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware Revised Uniform Limited Partnership Act or, to our knowledge, any federal or New York court or any Delaware court acting pursuant to the Delaware Revised Uniform Limited Partnership Act is required for the sale of the Shares by the Selling Stockholders and the compliance by the Selling Stockholders with all of the provisions of the Underwriting Agreement, except for the registration under the Act and the Exchange Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter.

        11.   The Registration Statement has become effective under the Securities Act, the Prospectus was filed on September 10, 2004 pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or proceeding for that purpose has been instituted or threatened by the Commission.

        12.   There are no preemptive rights under federal or New York law or under the Delaware General Corporation Law to subscribe for or purchase shares of Company capital stock. There are no preemptive or other rights to subscribe for or purchase, nor any restriction upon the voting or transfer of, any shares of the Company's capital stock pursuant to the Company's charter or by-laws or any agreement or other instrument filed or incorporated by reference as an exhibit to the Registration Statement and which the Company represented lists all material agreements and instruments to which the Company or any of its subsidiaries is a party.

        13.   The Company is not an "investment company" within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended.

        We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States, the Delaware General Corporation Law and the Delaware Revised Uniform Limited Partnership Act.

        This opinion letter is rendered to you in connection with the above-described transaction. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.

Very truly yours,
SIMPSON THACHER & BARTLETT LLP

SCHEDULE I

        None.

        * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

Form of Negative Assurance Letter of Simpson Thacher & Bartlett LLP

        September 14, 2004

CITIGROUP GLOBAL MARKETS INC.
388 Greenwich Street, 33rd Floor
New York, NY 10013

Ladies and Gentlemen:

        We have acted as counsel to Amphenol Corporation, a Delaware corporation (the "Company"), and the Selling Stockholders (as defined below) in connection with the purchase by you of an aggregate of 6,656,814 shares of Class A Common Stock, par value $.001 per share (the "Shares") of the Company from the certain selling stockholders of the Company (the "Selling Stockholders") named in Schedule II to the Underwriting Agreement (as defined below), pursuant to the Underwriting Agreement among you, the Company and the Selling Stockholders dated September 9, 2004 (the "Underwriting Agreement").

        We have not independently verified the accuracy, completeness or fairness of the statements made or included in the Registration Statement on Form S-3 (File No. 333-111687) filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"), as it became effective under the Securities Act (the "Registration Statement"); the Company's prospectus dated February 12, 2004, as supplemented by the prospectus supplement dated September 9, 2004 (the "Prospectus"), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Securities and Exchange Commission (the "Commission") under the Securities Act; or the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (the "Company's 2003 Annual Report"), the Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2004 and June 30, 2004 (the "2004 Quarterly Reports"), Current Reports on Form 8-K filed on February 24, 2004, September 9, 2004 and September 10, 2004 (collectively, the "Exchange Act Documents"), each as filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference or deemed to be incorporated by reference in the Prospectus, and we take no responsibility therefor, except as and to the extent set forth in numbered paragraph 5 of our opinion letter to you dated the date hereof.

        In connection with, and under the circumstances applicable to the offering of the Shares, we participated in conferences with certain officers and employees of the Company, with representatives of Deloitte & Touche LLP, your representatives and your counsel and with the general counsel of the Company in the course of the preparation by the Company of the Registration Statement and the Prospectus (excluding the Exchange Act Documents) and also reviewed certain records and documents furnished to us by the Company, as well as the documents delivered to you at the closing. We did not participate in the preparation of the Exchange Act Documents; however, we reviewed the Company's 2003 Annual Report and the 2004 Quarterly Reports prior to their filing with the Commission. Based upon our review of the Registration Statement, the Prospectus and the Exchange Act Documents, our reviews made in connection with the preparation of the Registration Statement and the Prospectus (excluding the Exchange Act Documents), our participation in the conferences referred to above, our review of the records and documents as described above, as well as our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder:

  (i)
  we advise you that each of the Registration Statement, as of its effective date, and the Prospectus, as of September 9, 2004, appeared, on its face, to be appropriately responsive, in all material respects, to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, except that in each case we express no view with respect to the financial statements or other financial data contained in, incorporated or deemed incorporated by reference in, or omitted from the Registration Statement or the Prospectus; and

  (ii)
  nothing has come to our attention that causes us to believe that the Registration Statement (including the Company's 2003 Annual Report) as of the date of the filing of the Company's 2003 Annual Report, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus (including the Exchange Act Documents), as of September 9, 2004 or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case we express no belief with respect to the financial statements or other financial data contained in, incorporated or deemed incorporated by reference in, or omitted from the Registration Statement, the Prospectus or the Exchange Act Documents.

        This letter is delivered to you in connection with the above-described transaction. This letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation.

Very truly yours,
SIMPSON THACHER & BARTLETT LLP

EXHIBIT B

Form of Opinion of Edward C. Wetmore

        [Letterhead of Amphenol Corporation]

        September 14, 2004

CITIGROUP GLOBAL MARKETS INC.
388 Greenwich Street, 33rd Floor
New York, NY 10013

Ladies and Gentlemen:

        I am General Counsel of Amphenol Corporation, a Delaware corporation (the "Company"), and have advised the Company in connection with the sale by the Selling Stockholders of 6,656,814 shares of the Company's Class A Common Stock, par value $0.001 per share (the "Shares"), pursuant to the Underwriting Agreement dated September 9, 2004 between the Company, the Selling Stockholders and you (the "Underwriting Agreement").

        This opinion is being furnished to you pursuant to Section 9(g) of the Underwriting Agreement. Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Underwriting Agreement.

        I have reviewed signed copies of the Company's Registration Statement on Form S-3 (File No. 333-111687) relating to the shares (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and the Company's prospectus dated February 12, 2004, as supplemented by the prospectus supplement dated September 9, 2004 (together, the "Prospectus"), in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act. I have reviewed such documents and satisfied myself as to such other matters as I have deemed necessary in order to enable me to express this opinion. In my review, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. As to various questions of fact material to this opinion, I have reviewed and relied upon, to the extent I have deemed such reliance proper, corporate records, agreements, documents and other instruments, and certificates or comparable documents of public officials and of officers and representatives of the Company.

        I am a member of the Bar of the State of Connecticut and do not express any opinion herein concerning the laws of any jurisdiction other than the laws of the State of Connecticut, the General Corporation Law of the State of Delaware and the federal laws of the United States.

        Subject to the foregoing and to the further exceptions and qualifications set forth herein, I am of the opinion that:

        1.     The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on its business as described in the Registration Statement and to own, lease and operate its properties.

        2.     The Company is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

        3.     All outstanding shares of the Company's Common Stock, including the Shares, have been duly authorized and are validly issued, fully paid and nonassessable.

        4.     Each Subsidiary has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Registration Statement and to own, lease and operate its properties and, to my knowledge, is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

        5.     All of the outstanding shares of capital stock of each of the Company's Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and, except with respect to the shares of capital stock of the Subsidiaries listed on Schedule I hereto, are owned by the Company, directly or indirectly through one or more Subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature, except as described in the Prospectus.

        6.     The execution, delivery and performance of the Underwriting Agreement by the Company, compliance by the Company with all the provisions thereof and the consummation of the transactions contemplated thereby will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the certificate of incorporation or the by-laws of the Company or any of its Subsidiaries, (ii) any of the terms, conditions or provisions of any document, agreement, indenture or other instrument known to me to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or their respective properties are bound or (iii) to my knowledge, any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the Company, any of its Subsidiaries or their respective properties, except, in the case of clauses (ii) and (iii), where such conflict, default or violation would not have a Material Adverse Effect.

        7.     To my knowledge, except as otherwise disclosed in the Prospectus, there is no legal or governmental proceeding pending to which the Company or any of its Subsidiaries is a party or of which any of their respective properties is the subject which is required to be described in the Registration Statement or the Prospectus, and to my knowledge, no such proceeding is threatened.

        8.     To my knowledge, no contract or other document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement or incorporated by reference therein is not so described or filed as required.

        In connection with the preparation of the Registration Statement and the Prospectus, I have participated in conferences with officers and other representatives of and counsel to the Company, representatives of the independent certified public accountants of the Company and representatives of the Underwriter and counsel to the Underwriter at which the contents of the Registration Statement and the Prospectus and related matters were discussed. Although I have not undertaken to investigate or verify independently, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement or the Prospectus, on the basis of the foregoing, no facts have come to my attention that give me reason to believe that the Registration Statement, including the documents incorporated by reference therein, as of the date of the filing of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, including the documents incorporated by reference therein, as of September 9, 2004 or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that, in each case, I express no opinion as to financial statements and related notes, the financial statement schedules and other financial and statistical data included or incorporated by reference therein.

        This opinion letter is rendered solely for your use in connection with the transactions contemplated by the Underwriting Agreement and may not be relied upon in any manner by any other person or for any other purpose without my prior written consent.

Very truly yours,
Edward C. Wetmore

SCHEDULE I

        Amphenol-Daeshin Electronics and Precision Co., Ltd.

        Amphenol-Kai Jack, Inc.

        Changzhou Amphenol Fuyang Communication Equipment Company Limited

        Guangzhou Amphenol Electronics Communication Co., Ltd.

        Korea Air Electronic Co., Ltd.

QuickLinks

SCHEDULE I
SCHEDULE II
SCHEDULE III
Form of Opinion of Simpson Thacher & Bartlett LLP
SCHEDULE I
Form of Opinion of Edward C. Wetmore
SCHEDULE I